QT 5, Inc. Establishes Medical & Regulatory Advisory Board


WESTLAKE VILLAGE, Calif.--March 10, 2003--QT 5, Inc. (OTCBB:QTFV) announced today that it has assembled a distinguished group of medical and legal professionals to provide guidance and leadership for the development and introduction of a wide array of new products. CEO, Timothy Owens said, "We are a company that is focused on the pioneering of leading edge lifestyle and healthcare products. Because much of what we are doing has never been done before, we have created this board and staffed it with individuals who are recognized and respected as leaders in their disciplines. Each one of these people has expressed tremendous enthusiasm for the potential of our products as well as a keen awareness of the challenges and opportunities that face us. As is evidenced in the following credentials, we are very fortunate to have them on our team."


DR. LEONARD MAKOWKA, MD. PHD. leads the QT 5 advisory board as Senior Medical Research Advisor. He is a distinguished clinical surgeon, transplantation surgeon and medical researcher and is recognized as one of the World's leading authorities in hepatic science (study relating to the liver). Dr. Makowka has retired from active practice of medicine and is pursuing investment strategies in healthcare and other technology areas. He has successfully served in numerous executive positions. From 1995 to 1997, Dr. Makowka was the Executive Director of the Comprehensive Liver Disease and Treatment Center and Director of the Liver Transplant Program at St. Vincent's Medical Center in Los Angeles, CA. Between 1989 and 1995, Dr. Makowka was the Chairman of the Department of Surgery and the Director of Transplantation Services at Cedars-Sinai Medical Center in Los Angeles, CA. He was also Professor of Surgery at the UCLA School of Medicine. Beginning in 1985, in Canada, until relocating to Los Angeles in 1989, Dr. Makowka trained under Dr. Thomas Starzl, the pioneer of liver transplantation, and was appointed Associated Professor in the Department of Surgery at the University of Pittsburgh. In 1982, Dr. Makowka began his residency at the University of Toronto, where in his final year he was appointed Chief Resident of Surgery. Dr. Makowka has performed hundreds of hepatobiliary and liver transplant procedures. Dr. Makowka received his M.D. degree from the University of Toronto Medical School in 1977, and Master of Science and Doctorate of Philosophy from the University of Toronto's Department of Pathology in 1979 and 1982. Dr. Makowka has published over 400 articles and chapters in both clinical and basic scientific research and continues to lecture worldwide.


DR. HOWARD WILNER, MD has joined the QT 5 Advisory Board as Senior Research Associate. He received his B.A. from Brooklyn College, and his M.D. from New York University School of Medicine. After Post Graduate Training in Internal Medicine, Nephrology, and Clinical Pharmacology and completion of Military Service, Dr. Wilner entered the private practice of medicine. He is Board Certified by the American Board of Internal Medicine as well as the Subspecialty Board of Nephrology. Dr. Wilner has had a distinguished career in medicine as both a Medical Executive and Practicing Physician. After serving as the Clinical Chief of Medicine at Cedars-Sinai Medical Center, he was the Executive Director of the Cedars-Sinai Comprehensive Cancer Center from 1988 through 1997. He remains on the Active Staff of the Hospital and in Private Practice.


DR. LEANDRA EVEN, N.D., A.P.H. will serve as Medical Research Advisor for the Company's Homeopathic products. She has a B.A. from Washington State University and a B.S. from Bastyr University. Her doctorate in naturopathic medicine is from the National College of Naturopathic Medicine, a four-year graduate school specializing in alternative medicine. She is licensed as a primary care physician in the state of Washington and as an Advanced Practitioner of Homeopathy in the state of Nevada. Dr. Even is a member of the Homeopathic Pharmacopoeia Convention of the United States (HPCUS), the American Association of Homeopathic Pharmacists (AAHP), and the Nevada Homeopathic and Integrative Medical Association (NHIMA).
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DR. MARCUS LAUX, ND will serve as a Medical Research Advisor in the areas of
Nutritional Science. He will also serve as Senior Associate Medical Research spokesman for the NICOwater product line. He is a leading authority on science-based natural medicines. Dr. Laux is a licensed naturopathic physician with over a decade of private family practice. He received his doctorate from National College of Naturopathic Medicine, Ptd, OR, where he serves as a clinical professor. Dr. Laux is a leading authority on science-based natural medicines, teaching continuing education seminars internationally for medical doctors and pharmacists. He is former Chief Science Officer for Nutrition for Life, Inc., and currently serves on several scientific Advisory Boards including Phytopharmic Enzymatic Therapy, and Unigen Pharmacia.

DAVID L. ROSEN R.PH. J.D. has been retained as Medical Device and Product Compliance Review Counsel. He is a partner in the Health Law Department in McDermott, Will & Emery's Washington, D.C. office practicing primarily in the areas of health law and food and drug regulation. Prior to entering private practice, Mr. Rosen was employed at the F.D.A. for 14 years. While at the F.D.A., Mr. Rosen, who has a pharmacy degree, worked as a consumer safety officer with direct responsibility for evaluation and review of INDs, NDAs and ANDAs. Mr. Rosen earned a bachelor's degree from the School of Pharmacy of the University of Connecticut in 1978. He received his law degree from the Columbus School of Law of Catholic University of America in 1991. He is admitted to practice in Maryland and the District of Columbia.

WILLIAM OWEN will serve as QT 5's Government Contracts Consultant and Lobbyist. Mr. Owen first became involved in Washington lobbying for A&E in 1993 working with a national healthcare physicians' association to amend the Health Care Reform Bill of 1994. Mr. Owen, a former Tennessee State Senator, served a total of 12 years in the Tennessee General Assembly. During these years of public service, he was secretary of the Senate's Transportation Committee, vice chairman of the Education Committee, and vice chairman of the Majority Caucus. He was also an active member of the Southern Legislative Conference's Transportation Committee and the National Conference of State Legislature's Communications and Transportation Committee. Mr. Owen currently serves on the Democratic National Committee and the Tennessee State Democratic Executive Committee. He is vice chairman of the Finance Committee. For the past six years he has co-hosted and produced Democratic TeleVision, a monthly CATV program.

ABOUT QT 5, INC.
QT 5, Inc. (OTCBB:QTFV - News) was formed to be a developer, distributor, and marketer of Bio-Med testing and Nutraceutical Beverage products. QT 5, Inc. is continuing its clinical research and development of future products for lifestyle enhancements. QT 5, Inc. is headquartered in Westlake Village, California. For more information please visit: www.qt-5.com.

ABOUT NICOWATER
NICOWater(TM) is a water based nicotine product to provide "Adult Smokers an Alternative to Smoking." This product is covered under a U.S. Patent. NICOWater(TM) is not intended for use as a smoking cessation product. The company believes that current labeling and materials are in full compliance with the marketing standards in which it intends to sell.
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FORWARD-LOOKING STATEMENTS
Forward-looking statements in this press release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release that are not strictly historical statements, including, without limitation, management's plans and objectives for future operations, and management's assessment of market factors, constitute forward-looking statements which involve risks and uncertainties. These risks and uncertainties include, without limitation, regulatory risks, the lack of acceptance of the Company's products by its customers and prospects, the inability to secure the necessary product sales and the inability to obtain necessary substantial additional capital to manufacture and market its product and otherwise implement its business plan and other risks detailed in QT 5's filings with the Securities and Exchange Commission, copies of which may be accessed through the SEC's Web site at www.sec.gov. In each case, actual results may differ materially from such forward-looking statements. QT 5 does not undertake to publicly update or revise its forward-looking statements, even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.

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Contact:
     QT 5, Inc.
     Steve Reder, 818/338-1517
     or
     Capital Market Relations
     Chris Rosgen, 949/481-9739